Exhibit 10.10

AMENDED AND RESTATED STOCKHOLDER AGREEMENT

MISSION PRODUCE, INC.

This amended and restated stockholder agreement (this “Agreement”) is made the [●] day of [●] , 2020, at Oxnard, California, among the various existing stockholders of MISSION PRODUCE, INC. (including its successors and assigns, the “Corporation”), with respect to their shares of Corporation’s capital stock now or hereafter outstanding, for the specific purpose amending and restating that certain Shareholder Agreement, dated June 5, 1990, as amended on September 13, 2019 (the “Existing Agreement”). This Agreement is being entered into in compliance with Section 13(h) of the Existing Agreement.

1.    EFFECTIVENESS. This Agreement shall become effective only upon the Effective Date of a Qualified IPO (as defined below). Unless and until such effectiveness, the Existing Agreement shall remain in full force and effect and this Agreement shall be of no force and effect.

2.    REGISTRATION RIGHTS.

a.    Demand Registration.

i.    Subject to the terms of this Agreement, at any time at least one hundred and eighty (180) days following the date of pricing (the “Effective Date”) of an initial public offering of common shares registered under the Securities Act of 1933, as amended (the “Securities Act”) and a concurrent listing of the Corporation’s common stock on a securities exchange registered under Section 6(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such initial public offering, a “Qualified IPO”), the stockholders of at least a majority of Registrable Securities (as defined below) shall be entitled to make a maximum of one request to the Corporation for registration under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (any such registration, a “Demand Registration”); provided, however, that with respect to any Demand Registration the anticipated aggregate gross offering amount of the Registrable Securities covered by any Demand Registration shall exceed $50,000,000.

The term “Registrable Securities” shall mean any of the following owned by any stockholder party hereto: (i) any common stock or other equity securities of the Corporation into which the common stock then outstanding shall be reclassified or changed, including by reason of a merger, consolidation, reorganization, recapitalization or statutory conversion, and (ii) any equity securities of the Corporation then outstanding which were issued as, or were issued directly or indirectly upon the conversion, exchange or exercise of, or as a dividend, stock split or other distribution with respect to or in replacement of, any equity securities referred to in clause (i) of this definition, provided, however, that Registrable Securities shall not include any equity securities that (a) have been registered and sold pursuant to an effective registration statement under the Securities Act, (b) have been sold pursuant to Rule 144 or (c) are eligible for resale by the stockholder under Rule 144 without volume or manner-of-sale restrictions, as determined by the Corporation in its discretion after consultation with its counsel.

ii.    Within ten (10) days after receipt of any written request pursuant to this paragraph 2(a), the Corporation will give written notice of such request to all other holders of Registrable Securities and will use its reasonable best efforts to include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion within twenty (20) days after delivery of the Corporation’s notice, and, thereupon the Corporation will use its reasonable best efforts to effect, at the earliest practicable date, the registration under the Securities Act.

iii.    If the managing underwriters with respect to a Demand Registration advise the Corporation in writing that, in their opinion, the inclusion of the number of Registrable Securities and other securities requested to be included creates a substantial risk that the price per share will be reduced, the Corporation will include in such Demand Registration, prior to the inclusion of any securities which are not Registrable Securities, the number of such Registrable Securities that in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective holders of such Registrable Securities on the basis of the number of such Registrable Securities requested by such holders to be included in the applicable Demand Registration.

iv.    With respect to any Demand Registration, if the board of directors of the Corporation (the “Board”) determines in good faith that such filing (i) would be materially detrimental to the Corporation, (ii) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on the Corporation or any plan or proposal by the Corporation or any of its subsidiaries to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transaction, or (iii) is inadvisable because the Corporation is planning to prepare and file a registration statement for a primary offering by the Corporation of its securities (which determination by the Board shall be certified in writing by an executive officer of the Corporation to the holders of Registrable Securities who have requested a Demand Registration), then the Corporation may postpone for up to one hundred twenty (120) days the filing, effectiveness or use of a registration statement for a Demand Registration; provided, that the Corporation may not on any of the foregoing grounds postpone the filing, effectiveness or use of a registration statement for a Demand Registration for more than one hundred twenty (120) days during any twelve (12)

month period (unless the holders of a majority of the unsold Registrable Securities included in such registration statement and not previously sold thereunder consent in writing to a longer postponement of the filing, effectiveness or use of such registration statement). In addition, the Corporation may postpone the filing of a Demand Registration in the event the Corporation shall be required to prepare audited financial statements as of a date other than the end of its fiscal year.

b.    Piggyback Registrations.

i.    At any time beginning at least one hundred eighty (180) days following the Effective Date until three (3) years following the Effective Date, if the Corporation proposes to register any common stock under the Securities Act for its own account or otherwise, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”) (except for the registrations related to employee benefit plans, convertible debt securities, or certain other transactions, including, but not limited to, registrations on Form S-8 or Form S-4 or any successor form thereto), the Corporation will give written notice, at least fifteen (15) days prior to the proposed filing of such registration statement, to the holders of Registrable Securities, of its intention to effect such a registration and will use reasonable best efforts to include in such registration all Registrable Securities (in accordance with the priorities set forth in paragraphs 11(b)(ii) and 11(b)(iii) below) with respect to which the Corporation has received written requests for inclusion specifying the number of equity securities desired to be registered, which request shall be delivered within fifteen (15) days after the delivery of the Corporation’s notice. The Corporation may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. Notwithstanding the foregoing or anything else contained herein, the Corporation will only be required to include Registrable Securities in one Piggyback Registration.

ii.    If a Piggyback Registration is an underwritten primary offering on behalf of the Corporation and the managing underwriters advise the Corporation in writing that in their opinion the number of Registrable Securities requested to be included in the registration creates a substantial risk that the price per share of the Registrable Securities will be reduced or that the amount of the Registrable Securities intended to be included on behalf of the Corporation will be reduced, then the managing underwriter and the Corporation may exclude securities (including Registrable Securities) from the registration and the underwriting, and the number of securities that may be included in such registration and underwriting shall include: (a) first, any Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the total number of Registrable Securities which are requested by such holders to be included in such registration, and (b) second, any securities that the Corporation proposes to sell.

iii.    In connection with any Piggyback Registration, the Corporation will have such right to select the managing underwriter(s) in respect of such offering in its sole discretion.

c.    Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this paragraph 2, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Corporation will as expeditiously as reasonably possible:

i.    prepare and, as soon as practicable after the end of the period within which requests for registration may be given to the Corporation, file with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement with respect to such

Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus, or any amendments or supplements thereto, the Corporation will furnish copies of all such documents proposed to be filed to one counsel designated by holders of a majority of the Registrable Securities covered by such registration statement and to the extent practicable under the circumstances, provide such counsel an opportunity to comment on any information pertaining to the holders of Registrable Securities covered by such registration statement contained therein; and the Corporation shall consider in good faith any corrections reasonably requested by such counsel with respect to such information);

ii.    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than the earlier of (i) 180 days and (ii) the date that all of the securities covered by the registration statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

iii.    in connection with any filing of any registration statement or prospectus or amendment or supplement thereto, cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder and (ii) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

iv.    furnish to each seller of Registrable Securities, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

v.    use its commercially reasonable efforts to register or qualify such Registrable Securities under such securities or blue sky laws of such jurisdictions as the stockholders reasonably request, keep each such registration or qualification effective during the period the associated registration statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself or any of its affiliates to taxation in any such jurisdiction in which it is not subject to taxation);

vi.    promptly notify each seller of such Registrable Securities and, if requested by such seller, confirm in writing, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective;

vii.    promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Corporation will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

viii.    use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Corporation are then listed or if no such securities are then listed, on a national securities exchange selected by the Corporation;

ix.    enter into such customary agreements (including underwriting agreements in customary form) and take all such other customary actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

x.    use commercially reasonable efforts to cooperate with each seller and the underwriter or managing underwriter, if any, to facilitate the timely preparation and delivery of certificates or book entry entitlements representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each seller or the underwriter or managing underwriter, if any, may reasonably request at least two business days prior to any sale of Registrable Securities;

xi.    subject to confidentiality agreements in form and substance acceptable to the Corporation, make available for inspection, at such place and in such manner as determined by the Corporation in its sole discretion, by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, financial and other records, pertinent corporate documents and properties of the Corporation reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement, and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that any records, information or documents that are furnished by the Corporation and that are non-public shall be used only in connection with such registration;

xii.    advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

xiii.    make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

xiv.    cooperate and assist in any filing required to be made with the Financial Industry Regulatory Authority (FINRA);

xv.    at the request of any seller of such Registrable Securities in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement a letter or letters from the independent certified public accountants of the Corporation (or any business acquired by the Corporation for which financial statements and financial data are, or are required to be, included in the Registration Statement ) addressed to the underwriters and the sellers of Registrable Securities, in customary form and covering such matters of the type customarily covered by comfort letters as such accountants, underwriters and sellers may reasonably agree upon; and

xvi.    with respect to any Demand Registration, make senior executives of the Corporation reasonably available to assist the underwriters with respect to, and participate in, the so-called “road show” in connection with the marketing efforts for, and the distribution and sale of, Registrable Securities pursuant to the applicable registration statement.

d.    Registration Expenses.

i.    the Corporation will pay all expenses incident to the Corporation’s performance of or compliance with this paragraph 2, including, but not limited to: all registration and filing fees; fees and expenses of compliance with securities or blue sky laws; printing expenses; messenger and delivery expenses; and fees and disbursements of counsel for the Corporation; reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities to be included in such registration to represent all holders of Registrable Securities to be included in the registration; fees and disbursements of the Corporation’s registered public accounting firm; and reasonable fees and disbursements of any other individual, partnership, corporation, limited liability company, association, trust, estate, or other entity (each, a “Person”) retained by the Corporation (all such expenses being herein called “Registration Expenses”); provided, however, that, as between the Corporation and holders of Registrable Securities, all underwriting discounts and commissions and transfer taxes relating to the Registrable Securities will be borne by the holders of such Registrable Securities. In addition, the Corporation will pay its internal expenses (including, but not limited to, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Corporation and the expenses and fees for listing the securities to be registered on each securities exchange; provided, however, that if a Demand Registration is subsequently withdrawn at the request of a majority of the stockholders initiating such request, the holders of Registrable Securities subject to such withdrawn registration shall forfeit such registration unless the holders of Registrable Securities to be registered pay (or reimburse the Corporation) for all of the Registration Expenses with respect to such withdrawn registration.

ii.    To the extent that any expenses incident to any registration are not required to be paid by the Corporation, each holder of Registrable Securities included in a registration will pay all such expenses which are clearly and solely attributable to the registration of such holder’s Registrable Securities so included in such registration, and any other expenses not so attributable to one holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

e.    Indemnification.

i.    the Corporation agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities and, as applicable, each of its trustees, stockholders, members, directors, managers, partners, officers and employees, and each Person who controls such holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference) pursuant to which such Registrable Securities were registered under the Securities Act, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this paragraph 2(e)(i) will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

ii.    In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Corporation in writing such information relating to such holder as is reasonably necessary for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Corporation and, as applicable, each of its directors, employees and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto (including, in each case, all documents incorporated therein by reference), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in or omitted from any information furnished in writing by such holder for the acknowledged purpose of inclusion in such registration statement, prospectus or preliminary prospectus; provided, however, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder of Registrable Securities will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement, unless such loss, claim, damage, liability or expense resulted from such holder’s intentionally fraudulent conduct.

iii.    Each party entitled to indemnification under this paragraph 2(e) (the “Indemnified Party”) shall give written notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the counsel for the Indemnifying Party who is to conduct the defense of such claim or litigation is reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld or delayed). The Indemnified Party may participate in such defense at such Indemnified Party’s expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if (i) the Indemnifying Party has agreed in writing to pay such expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such claim or to employ counsel reasonably satisfactory to the Indemnified Party, or (iii) in the reasonable judgment of the Indemnified Party, based upon the written advice of such Indemnified Party’s counsel, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest; provided, however, that in no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel (excluding one local counsel per jurisdiction as necessary) for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same event, allegations or circumstances. The Indemnified Party shall not make any settlement without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this paragraph 2(e) only to the extent that such failure to give notice shall materially prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (a) that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (b) that includes an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

iv.    The indemnification (and contribution provisions in paragraph 2(f) below) provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive the transfer of securities.

f.    Contribution.

i.    If the indemnification provided for in paragraph 14(e) from the Indemnifying Party is unavailable to or unenforceable by the Indemnified Party in respect to any costs, fines, penalties, losses, claims, damages, liabilities or expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such costs, fines, penalties, losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the costs, fines, penalties, losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph 14(e), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding this paragraph 2(f), an indemnifying holder shall not be required to contribute any amount in excess of the amount by which (a) the total price at which the Registrable Securities sold by such holder exceeds (b) the amount of any damages which such indemnifying holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such payments, unless such loss, claim, damage, liability or expense in respect of which contribution is required resulted from such holder’s intentionally fraudulent conduct.

ii.    the Corporation and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this paragraph 2(f) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

g.    Compliance with Rule 144 and Rule 144A. Upon the Corporation’s (i) registration of a class of securities under Section 12 of the Exchange Act, (ii) issuance of an offering circular meeting the requirements of Regulation A under the Securities Act or (iii) commencement of the filing of reports under Section 13 or 15(d) of the Exchange Act following a Qualified IPO, then at the request of any holder of Registrable Securities who proposes to sell securities in compliance with Rule 144, the Corporation will (i) forthwith furnish to such holder a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, and (ii) make available to the public and such holders such information, and take such action as is reasonably necessary, to enable the holders of Registrable Securities to make sales pursuant to Rule 144. Unless the Corporation is subject to Section 13 or 15(d) of the Exchange Act, the Corporation will provide to the holder of Registrable Securities and to any prospective purchaser of Registrable Securities under Rule 144A of the Commission, the information described in Rule 144A(d)(4) of the Commission.

h.    Participation in Underwritten Registrations. No Person may participate in any registration pursuant to this paragraph 2 which is underwritten unless such Person (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by such Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, customary lock-up, market standoff or similar agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. For the avoidance of doubt, the restrictions in this paragraph 2(h) shall apply to, but are not limited to, any “follow-on” offerings of common stock following the consummation of a Qualified IPO.

i.    Market Standoff Agreement. Holders of Registrable Securities shall not, for a period of one hundred eighty (180) days following the Effective Date, directly or indirectly sell, offer to sell, grant any option for the sale of, or otherwise dispose of any common stock or securities convertible into common stock of the Corporation, except for sales of any securities to be included in the registration statement for the Qualified IPO. For the avoidance of doubt, the provisions of this paragraph shall only apply to the Qualified IPO. Holders of Registrable Securities further agree to enter into any agreement reasonably required by the underwriters to implement the foregoing restrictions on transfer in the form attached as an exhibit to the Underwriting Agreement for the Qualified IPO. For the avoidance of doubt, the foregoing provisions of this paragraph shall not apply to any registration of securities of the Company (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

3.    AMENDMENTS. This Agreement may be amended at any time or from time to time, but any amendment must be in writing and approved only by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

4.    NOTICE. Notices and other communications required or permitted to be given under this Agreement shall be given in writing and delivered by personal delivery, certified mail or email, or nationally recognized overnight courier service, properly addressed and stamped with the required postage (if applicable), and shall be sent to the addresses set forth below (subject to changes of which the parties are notified in writing). Notices shall be deemed given on the date personally delivered, one (1) business day after a notice is sent by overnight courier or certified email, or two (2) business days after the date mailed. Unless otherwise notified in writing, all notices to Corporation shall be as follows:

TO CORPORATION:	Mission Produce, Inc.
2500 E. Vineyard Avenue, Suite 300
Oxnard, CA 93036

ATTN: General Counsel

TO STOCKHOLDERS:	At such address on file with the Corporation.

5.    MISCELLANEOUS.

a.    Upon its effectiveness, this Agreement, together with all related documents referred to herein, shall contain the entire agreement of the parties, and no other agreement, statement or promise made by any party or agent of any party which is not contained in this Agreement shall be binding or valid.

b.    If any term, covenant, condition or provision of this Agreement is held by a court to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

c.    This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute on and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

d.    All headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

e.    Time is of the essence in the performance of all obligation provided for in this Agreement.

f.    Each party hereby covenants to execute, without further consideration and with an acknowledgement, if necessary, all other documents or writings which may be deemed reasonably necessary to specifically implement the various matters set forth in this Agreement.

g.    This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, successors and assigns.

h.    This Agreement may not be amended at any time or from time to time, except by a written instrument executed by the Corporation and the holders of a majority of the Registrable Securities.

i.    All questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be governed by the laws of the State of California.

j.    This Agreement shall not be construed for or against any party and shall instead be construed fairly between the parties. References to the singular shall include the plural or to the plural shall include the singular, as the specific context may require. References to the masculine, feminine or neuter may be interchangeable as required by the context.

k.    No waiver of any right under this Agreement shall be deemed a future waiver of the same or any similar right under this Agreement.

l.    In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the holders of Registrable Securities shall be entitled to specific performance of the rights under paragraph 2 of this Agreement. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of paragraph 2 of this Agreement and hereby agrees to waive the defense in any applicable action for specific performance that a remedy at law would be adequate.

This Agreement is entered into in the County of Ventura, State of California.

Mission Produce, Inc.

By:
President
Dated: , 2020

By:
Secretary
Dated: , 2020

(SEE EXHIBIT A FOR STOCKHOLDERS PARTY HERETO)

EXHIBIT A

By:
Stockholder
Dated: , 2020

Additional Stockholders Party Hereto:

[●]

Exhibit A-1